                                                                   Exhibit 10.14


                     -------------------------------------

                               TUTOPIA.COM, INC.

                               PURCHASE AGREEMENT

                      Series A Convertible Preferred Stock

                     ______________________________________

                           Dated as of August 7, 2000

                                                                   Exhibit 10.14

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. AUTHORIZATION OF THE SECURITIES; NATURE OF AGREEMENT....................... 1
    (a)   Series A Preferred Stock............................................ 1
    (b)   Nature of Agreement................................................. 1

2. SALE AND PURCHASE OF SERIES A PREFERRED STOCK.............................. 1
    (a)   Purchase and Sale at the Initial Closing............................ 2
    (b)   Purchases and Sales Subsequent to the Initial Closing............... 2

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................. 3
    (a)   Organization and Good Standing...................................... 3
    (b)   Authorization.  Except as set forth in the Schedule of Exceptions:.. 3
    (c)   Capital Stock....................................................... 4
    (d)   Subsidiaries........................................................ 6
    (e)   Compliance With Material Instruments................................ 7
    (f)   Good Title.......................................................... 7
    (g)   Litigation.......................................................... 7
    (h)   Tax Matters......................................................... 8
    (i)   Registration Rights................................................. 8
    (j)   Offering............................................................ 8
    (k)   Insurance........................................................... 8
    (l)   Certain Transactions................................................ 9
    (m)   Contracts........................................................... 9
    (n)   Governmental Consents...............................................12
    (o)   Officers, Employees and Labor.......................................13
    (p)   Compliance with Laws................................................13
    (q)   Intellectual Property...............................................13
    (r)   Environmental Matters...............................................14
    (s)   Certain Practices...................................................15
    (t)   Brokers.............................................................15
    (u)   No Undisclosed Liabilities..........................................15
    (v)   Disclosure..........................................................16
    (w)   Financial Statements................................................16
    (x)   Availability and Transfer of Foreign Currency.......................16
    (y)   Absence of Changes..................................................16
    (z)   Real Property Holding Company.......................................18
    (aa)  Investment Company Act..............................................18
    (bb)  Subchapter S........................................................18
    (cc)  State Takeover Statutes.............................................18
    (dd)  Funded Indebtedness.................................................18
    (ee)  Business Operations.................................................18

                                                                   Exhibit 10.14

                                                                            Page

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........................18
    (a)   Investment Intent...................................................18
    (b)   Sophistication......................................................19
    (c)   Illiquidity.........................................................19
    (d)   Accredited Investor.................................................19
    (e)   Brokers.............................................................19
    (f)   Organization and Good Standing......................................19
    (g)   Requisite Power and Authority.......................................19
    (h)   No Conflict.........................................................19

5. COVENANTS..................................................................20
    (a)   Pre-Closing Actions.................................................20
    (b)   Conduct of Business.................................................20
    (c)   Access and Cooperation..............................................22
    (d)   Compliance with the Hart-Scott-Rodino Antitrust
            Improvements Act of 1976..........................................22
    (e)   No Solicitation.....................................................22
    (f)   Books and Records...................................................23
    (g)   Post-Closing Covenants..............................................23
    (h)   Inspection Rights...................................................24
    (i)   Covenant Not to Compete.............................................24
    (j)   Stockholder Solicitation............................................25
    (k)   Stock Option Agreements.............................................25
    (l)   Funded Indebtedness.................................................25

6. CONDITIONS TO OBLIGATIONS OF THE PURCHASERS................................26
    (a)   Representations and Warranties......................................26
    (b)   Performance.........................................................26
    (c)   Absence of Litigation...............................................26
    (d)   Opinion of Counsel to the Company and Subsidiaries..................26
    (e)   Consents............................................................27
    (f)   Assignment of Intellectual Property.................................27
    (g)   Contemporaneous Transactions........................................27
    (h)   Closing Papers......................................................28
    (i)   Absence of Material Adverse Effect..................................28
    (j)   Proceedings.........................................................28
    (k)   Legends.............................................................29
    (l)   Private Equity Fee..................................................29

7. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...............................29
    (a)   Representations and Warranties......................................29
    (b)   Performance.........................................................29
    (c)   Payment.............................................................29
    (d)   Absence of Litigation...............................................29

                                                                   Exhibit 10.14

                                                                            Page

 8. SURVIVAL..................................................................30

 9. TERMINATION...............................................................30

10. EFFECT OF TERMINATION.....................................................30

11. MISCELLANEOUS PROVISIONS..................................................30
     (a) Acknowledgment.......................................................30
     (b) Notices..............................................................30
     (c) Severability.........................................................31
     (d) Governing Law........................................................31
     (e) Publicity............................................................32
     (f) Captions and Section Headings........................................32
     (g) Amendments and Waivers...............................................32
     (h) Successors and Assigns...............................................32
     (i) Expenses.............................................................33
     (j) Entire Agreement.....................................................33
     (k) Exhibits.............................................................33
     (l) Further Assurances...................................................33
     (m) Counterparts.........................................................33
     (n) Attorneys' Fees......................................................33
     (o) Disclosure Generally.................................................33

12. DEFINITIONS...............................................................34
     (a) Definitions..........................................................34
     (b) Other Definitional Provisions........................................40

                                                                   Exhibit 10.14

                                    EXHIBITS

EXHIBIT A   SCHEDULE OF PURCHASERS...........................................A-1

EXHIBIT B   CERTIFICATE OF DESIGNATION, PREFERENCES
            AND RIGHTS OF SERIES A PREFERRED STOCK OF
            TUTOPIA.COM, INC.................................................B-1

EXHIBIT C   SCHEDULE OF EXCEPTIONS...........................................C-1

EXHIBIT D   FORM OF OPINION OF COMPANY COUNSEL...............................D-1

EXHIBIT E   FORM OF RESTATED STOCKHOLDERS AGREEMENT..........................E-1

EXHIBIT F-1 FORM OF DIAL ACCESS AGREEMENT....................................F-1

EXHIBIT F-2 FORM OF REVENUE SHARING AGREEMENT................................F-2

EXHIBIT G   FORM  OF INTER-COMPANY SERVICES AGREEMENT........................G-1

EXHIBIT H   FORM OF EMPLOYMENT AGREEMENT
            AMENDMENT AND WAIVER.............................................H-1

EXHIBIT I   FINANCIAL STATEMENTS.............................................I-1

EXHIBIT J   FORM OF RESTATED CERTIFICATE OF INCORPORATION....................J-1

EXHIBIT K   FORM OF STOCK OPTION PLAN........................................K-1

EXHIBIT L   FORM OF STOCK OPTION AGREEMENT...................................L-1

EXHIBIT M   EXISTING STOCKHOLDERS AGREEMENT..................................M-1

EXHIBIT N   FORM OF RESTATED BY-LAWS.........................................N-1

                                                                   Exhibit 10.14


                               TUTOPIA.COM, INC.

                               PURCHASE AGREEMENT

     This Purchase Agreement is made and entered into as of the 7th day of August, 2000, by and among IFX Corporation, a Delaware corporation ("IFX"), Latin Guide, Inc., a Delaware corporation ("Latin Guide") and Tutopia.com, Inc., a Delaware corporation (the "Company;" IFX, Latin Guide and the Company are hereinafter collectively referred to as the "Sellers" and individually as a "Seller"), and each Person listed on the Schedule of Purchasers attached as Exhibit A hereto (the "Schedule of Purchasers") who executes this Agreement as a Purchaser (such Persons are referred to in this Agreement, collectively, as the "Purchasers" and individually, as a "Purchaser"). Unless defined elsewhere herein, capitalized and other defined terms shall have the meanings specified in
Section 12.

                                    RECITALS

     The Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of up to 11,890,606 shares (the "Shares") of the Series A Convertible Preferred Stock, all on the terms and conditions set forth herein.

                                   AGREEMENT

     In consideration of the premises and the mutual covenants, agreements, hereinafter set forth, the parties to this Agreement agree as follows:

     1.   Authorization of the Securities; Nature of Agreement.
          ----------------------------------------------------

          (a) Series A Preferred Stock. The Company has authorized the issuance and sale pursuant to the terms and conditions of this Agreement of up to 11,890,606 shares of its Preferred Stock, $.001 par value per share, to be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The shares of Series A Preferred Stock shall have all of the rights, preferences, privileges and restrictions set forth in the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock of Tutopia.com, Inc., a copy of which, in the form to be filed with the Secretary of State of the State of Delaware, is attached hereto as Exhibit B hereto (the "Certificate").

          (b) Nature of Agreement. This Agreement insofar as it relates to the purchase of a particular number of the Series A Preferred Stock by any Purchaser is a separate agreement between that Purchaser and the Company. But this Agreement insofar as it relates to the rights, duties and remedies of the Company and the Purchasers, from and after the Closing, shall be deemed to be one Agreement.

     2.   Sale and Purchase of Series A Preferred Stock.
          ---------------------------------------------

                                                                   Exhibit 10.14

          (a) Purchase and Sale at the Initial Closing. Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchasers, and each of the Purchasers severally (and not jointly) agrees to purchase from the Company, the number of shares of Series A Preferred Stock indicated opposite such Purchaser's name on the Schedule of Purchasers for a price of $2.1025 per share. The sale and purchase of the Series A Preferred Stock shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, at a closing (the "Initial Closing") to occur as soon as practicable after satisfaction or waiver of the conditions to Closing set forth in Sections 6 and
7. At the Initial Closing, the Company will deliver to each Purchaser the Series A Preferred Stock to be purchased by such Purchaser in the form of a single certificate (or such greater number of certificates representing such shares as such Purchaser may request), each dated the date of the Initial Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee(s)), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price for such shares of Series A Preferred Stock. If at the Initial Closing, the Company shall fail to tender to any Purchaser the Series A Preferred Stock to be purchased by such Purchaser, or any of the conditions specified in Section 6 shall not have been fulfilled to the satisfaction of such Purchaser, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such nonfulfillment. The closing of the purchase and sale of Shares by any party exercising his/her/its co-investment rights under the Existing Stockholders Agreement during the Stockholder Solicitation Period shall occur simultaneously with the Initial Closing. At the Initial Closing, each such party shall become a party to this Agreement and the Restated Stockholders Agreement by signing such agreements and such party shall not be deemed a party to such agreements until such Initial Closing.

          (b) Purchases and Sales Subsequent to the Initial Closing. If less than all of the Shares are sold at the Initial Closing, subject to the terms and conditions of this Agreement and, with the written consent of UBS, the Company may sell up to the balance of the authorized but unissued Shares (the "Remaining Shares") to such institutional investors, venture capital or private equity firms or funds or strategic investors as the Company may determine with the consent of UBS, at the same price per share as the Shares purchased and sold at the Initial Closing. Any such sale shall be upon the same terms and conditions as those contained herein, may occur in one or more closings ("Subsequent Closing(s)") and such persons or entities shall become parties to this Agreement, and the Restated Stockholders Agreement, and shall have the rights and obligations of a Purchaser hereunder and thereunder. Such persons or entities may become parties to such agreements by (i) executing copies of such agreements by appending additional signature pages to such agreements containing their signatures and (ii) appending additional pages to or revising Exhibit A hereto. Any Subsequent Closing shall take place at a location and on a date and time as the Company and such purchaser of Remaining Shares shall mutually agree which shall be a Business Day no later than thirty

                                                                   Exhibit 10.14

(30) days from the Initial Closing. The Initial Closing and any Subsequent Closing are individually referred to herein as a "Closing" and, collectively, as the "Closings."

     3. Representations and Warranties of the Company. Subject to the exceptions set forth in the Schedule of Exceptions attached as Exhibit C hereto (the "Schedule of Exceptions"), the Sellers (jointly and severally, except that the Company shall have no liability for representations and warranties relating to IFX or Latin Guide) represent and warrant to each of the Purchasers that:

     (a)  Organization and Good Standing.

          (i) Except as set forth in the Schedule of Exceptions, the Company and each of its Subsidiaries is an entity duly organized and validly existing under and by virtue of the laws of its state or country of incorporation and is in good standing under such laws (to the extent the concept of good standing is recognized under the laws of such jurisdictions). The Company and each of its Subsidiaries is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the failure to be so qualified, licensed or domesticated would have a Material Adverse Effect. The Company and each of its Subsidiaries has full power and authority (corporate and other) to own, lease and operate its properties and assets and to operate the Business as currently being operated.

          (ii) The minute books of the Company and each of its Subsidiaries, as previously made available to the Purchasers, contain accurate records of all meetings of and resolutions of, or written consents by, its shareholders and its board of directors (or committees thereof) since the date of its incorporation.

     (b)  Authorization.  Except as set forth in the Schedule of Exceptions:

          (i) Each Seller (x) has all requisite right, power and authority (corporate or otherwise) to execute and deliver this Agreement and each of the other agreements and instruments referred to herein to be entered into by such party at or prior to any Closing (including the Certificate) in connection with the consummation of the transactions contemplated by this Agreement (the "Other Agreements") and to perform its obligations and consummate all of the transactions contemplated hereunder and thereunder, including the sale and issuance of the shares of Series A Preferred Stock to be purchased by each Purchaser at the Initial Closing, and (y) all corporate proceedings and corporate authorizations which are necessary on the part of such Seller and each of its Subsidiaries have been taken or secured to authorize the execution, delivery and performance of this Agreement and each of the Other Agreements by such Seller, it being understood and agreed that any sale pursuant to Section 2(b) hereof shall require approval of the Board of Directors of the Company.

          (ii) This Agreement has been duly executed and delivered and constitutes, and each of the Other Agreements when executed and delivered by each Seller

                                                                   Exhibit 10.14

party thereto, will constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and court decisions with respect thereto, and the discretion of courts in granting equitable remedies.

          (iii) The shares of the Series A Preferred Stock to be purchased by each Purchaser at the applicable Closing have been duly authorized and, when delivered, will be duly and validly issued and outstanding, fully paid and nonassessable, and will be free of Encumbrances, other than those contained in this Agreement, the Existing Stockholders Agreement, the Restated Stockholders Agreement and the Certificate, existing under applicable securities laws or created by the Purchasers. The New Common Stock of the Company issuable upon conversion of the Series A Preferred Stock (the "Conversion Shares"), as of the applicable Closing, will (x) be duly authorized, (y) be reserved for issuance upon conversion of the Series A Preferred Stock issued at the applicable Closing, and (z) when issued, be duly and validly issued and outstanding, fully paid and nonassessable and free of Encumbrances, other than those contained in this Agreement, the Existing Stockholders Agreement, the Restated Stockholders Agreement and the Certificate, existing under applicable securities laws or created by the Purchasers.

     (c)  Capital Stock.

          (i) (A) On the date hereof, the authorized capital stock of the Company consists of (1) ten (10) million shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of which ten (10) million shares of Class A Common Stock are issued and outstanding, (2) twenty-five (25) million shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of which 1,833,333.34 shares of Class B Common Stock are issued and outstanding, and (3) ten (10) million shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), none of which shares of Preferred Stock are issued and outstanding; and (B) immediately after the Closings, assuming that all of the Shares of Series A Preferred Stock have been issued and sold hereunder, the authorized capital of the Company will consist of (1) 50,000,000 shares of common stock, par value $.001 per share (the "New Common Stock"), of which 11,833,333.34 shares of New Common Stock will be issued and outstanding, and (2) twenty (20) million shares of Preferred Stock, of which 11,890,606 shares of Preferred Stock will have been designated Series A Preferred Stock and of which 11,890,606 shares of Series A Preferred Stock will be issued and outstanding. (The Class A Common Stock, Class B Common Stock and New Common Stock are collectively referred to herein as the "Common Stock.")

          (ii) Except as set forth in the Schedule of Exceptions or as expressly contemplated hereby, the Company has not (A) issued or granted, (B) agreed to issue or grant, or (C) caused or permitted any of its Subsidiaries to issue or grant, any option, warrant, right or other Convertible Security which affords any Person the right to purchase or otherwise acquire any shares of the Common Stock or the Series A Preferred

                                                                   Exhibit 10.14

Stock, or any other security of the Company or any of its Subsidiaries. Except as set forth in the Schedule of Exceptions or as provided in the Certificate, neither the Company nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any shares of its securities.

          (iii) All of the issued and outstanding securities of the Company and its Subsidiaries have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights (other than those preemptive rights set forth in the Schedule of Exceptions) and other Encumbrances other than those existing under the Existing Stockholders Agreement, the Restated Stockholders Agreement and organizational documents of the relevant entity or by virtue of Applicable Laws, and were issued in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities.

          (iv) Except as set forth in the Schedule of Exceptions, no Person has any rights of first refusal or similar rights or any preemptive rights in connection with the issuance of the shares of Series A Preferred Stock or Conversion Shares, or with respect to any future offer, sale or issuance of securities by the Company, any of its Subsidiaries or any of its stockholders, other than as provided in this Agreement or after the Initial Closing, the Restated Stockholders Agreement or the Certificate.

          (v) The Schedule of Exceptions sets forth a true and correct list of
(1) each of the Company's shareholders of record, indicating the number and class of shares owned by each shareholder of record and (2) each of the holders of record of Convertible Securities, the number and type of Convertible Securities owned by such holder of record. LGI is the record and beneficial owner of all shares of the Company indicated as being owned by it in the Schedule of Exceptions.

          (vi) True and correct copies of all documents relating to the issuance and terms of all outstanding shares of capital stock and other equity securities of the Company have been provided to UBS. The names of all Persons to whom options (the "Optionholders") to purchase Common Stock or other equity securities of the Company have been granted and the number of options granted to each Optionholder are set forth in the Schedule of Exceptions. All such options will be issued under the Stock Option Plan. Other than with respect to the number of options granted, the Company is not under any obligation or subject to any agreement or commitment with respect to the terms of such option, including exercise price and vesting schedule, except as set forth in the Stock Option Agreement.

          (vii) True and correct copies of all agreements in full force and effect on the date hereof among the Company and holders of equity securities of the Company relating to their ownership of such equity securities are attached hereto as Exhibit M (the "Existing Stockholders Agreement").

                                                                   Exhibit 10.14

     (d)  Subsidiaries.

          (i) The name of each Subsidiary of the Company, the jurisdiction of its incorporation and the ownership of capital stock of its shareholders are listed in the Schedule of Exceptions. Except as set forth in the Schedule of Exceptions, all of the issued and outstanding shares of capital stock of each Subsidiary are 100% owned, beneficially and of record, by the Company (other than a single share (if any) of such Subsidiary held by a nominee of the Company in order to comply with Applicable Law), are validly issued, fully paid and nonassessable, and free from Encumbrances, other than those existing under organizational documents or by virtue of Applicable Laws.

          (ii) Except for the capital stock or other securities of the Subsidiaries listed on the Schedule of Exceptions, the Company does not own, directly or indirectly, beneficially or of record, or have any obligations to purchase or otherwise acquire, any capital stock or other securities of any Person. None of the Subsidiaries owns, directly or indirectly, beneficially or of record, or has any obligation to acquire any capital stock or other securities of any Person.

                                                                   Exhibit 10.14

          (e) Compliance With Material Instruments. Except as set forth in the Schedule of Exceptions, the Company and each Subsidiary is not in violation of
(i) any Applicable Law, (ii) any term of its Certificate of Incorporation or Bylaws (or equivalent documents in its jurisdiction of organization), or (iii) any Contract to which it is subject and which is material to the Business (collectively, the "Material Instruments"). The execution and delivery by the Company of this Agreement and the Other Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the Series A Preferred Stock, the issuance of the Conversion Shares and the taking of any other action contemplated by this Agreement or the Other Agreements, will not (i) result in (A) any violation of any Applicable Law, or (B) any violation of any term of the Company's or any of its Subsidiaries' Certificate of Incorporation or Bylaws (in the case of the Company, as amended by the Restated Certificate of Incorporation and Restated By-Laws) (or equivalent documents), or (C) any violation of or any conflict with or a default (with or without notice, lapse of time or both) under any of the Material Instruments, which violation, conflict or default might reasonably be expected to materially adversely affect the ability of the Company or any of its Subsidiaries to satisfy its obligations under this Agreement, any of the Other Agreements or any of the Material Instruments, (ii) accelerate or constitute an event entitling the holder of any indebtedness of the Company or any of its Subsidiaries to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or
(iii) result in the creation of any Encumbrance upon any of the material properties or assets of the Company or any of its Subsidiaries. The performance by the Company or any of its Subsidiaries of its obligations and the enforcement of its rights under the Material Instruments will not have a Material Adverse Effect.

          (f) Good Title. The Company and each of its Subsidiaries has good title to, a valid license to, or a valid leasehold interest in, the properties and assets used by it, in each case free and clear of all Encumbrances, except liens for current property taxes not yet due and payable and any immaterial workmen's, repairmen's, warehouseman's and carriers' liens arising in the ordinary course of business. The buildings, equipment and other tangible assets of the Company and each of its Subsidiaries are in all material respects in good operating condition and repair, free from any known defects and are usable in the ordinary course of the Business; and the Company and each of its Subsidiaries owns, or has a valid leasehold interest in or license to use, all assets necessary for the conduct of the Business as presently conducted.

          (g)  Litigation.

               (i) There are no actions, proceedings, investigations (civil, criminal, regulatory or otherwise), arbitrations, claims, demands or grievances ("Actions") pending against the Company or any Subsidiary (or, to the best knowledge of the Company, any basis therefor or threat thereof).

                                                                   Exhibit 10.14

          (ii) There are no judgments unsatisfied against the Company or any Subsidiary or consent decrees or injunctions to which the Company, any Subsidiary or any assets of the Business are subject.

      (h) Tax Matters. The Company and each of its Subsidiaries (i) has timely filed (including extensions) all Tax returns that are required to have been filed by it with all appropriate Governmental Authorities (and all such Tax returns are true, complete and correct in all material respects), (ii) has timely paid all Taxes owed by it or withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee (including social security taxes), creditor, customer or third party, and (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The assessment of any additional Taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and there are no material unresolved questions or claims concerning the Tax liability of the Company or any Subsidiary. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax returns which, if determined adversely to the Company or any Subsidiary, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes, and to the best knowledge of the Company, there is no proposed liability for a deficiency in any Tax to be imposed upon the properties or assets of the Company, the Business or any Subsidiary. There are no federal, state, local or foreign Tax Encumbrances on any asset of the Company, the Business or any Subsidiary (other than Encumbrances for Taxes not yet due and payable).

      (i) Registration Rights. Except as set forth in the Schedule of Excep tions and the Restated Stockholders Agreement, the Company is not a party to any agreement or commitment which obligates the Company to register under the Securities Act of 1933, as amended (the "Securities Act"), or any other securities law of any jurisdiction, any of its presently outstanding securities or any of its securities which may hereafter be issued.

      (j) Offering. Subject to the accuracy of the Purchasers' representations in Section 4 of this Agreement, the offer, issuance and sale of the Series A Preferred Stock and the Conversion Shares constitute, and will constitute, transactions exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act and analogous provisions of the Applicable Laws of all other jurisdictions, and the Company has obtained (or is exempt from the requirement to obtain) all qualifications, permits and other consents required by all Applicable Laws governing the offer, sale or issuance of securities.

      (k) Insurance. The Schedule of Exceptions contains a true, complete and correct list of all insurance policies covering the Business and the respective material assets of the Company and each Subsidiary. IFX and certain Subsidiaries of IFX maintain in full force and effect such insurance policies. Neither the Company nor any Subsidiary is in default with respect to any provision contained in any insurance policy. Neither the

                                                                   Exhibit 10.14

Company nor any Subsidiary has failed to give anynotice under any insurance policy in due time.

      (l) Certain Transactions. Except as set forth in the Schedule of Exceptions, neither the Company nor any of its Subsidiaries is indebted, either directly or indirectly, to any of the officers, directors, advisory board members or stockholders of the Company or any Subsidiary, or to any Affiliates of the foregoing, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses; except as set forth on the Schedule of Exceptions, none of said officers, directors, advisory board members, stockholders and their respective Affiliates are indebted to the Company or any Subsidiary or, to the best knowledge of the Company, have any direct or indirect ownership interest in, or any contractual relationship with, any Affiliates of the Company or any Subsidiary or with any Person with which the Company or any Subsidiary has a business relationship, or any Person which, directly or indirectly, competes with the Company or any Subsidiary. Except as set forth in the Schedule of Exceptions, no such officer, director, advisory board member or stockholder, nor any of their respective Affiliates, is, directly or indirectly, a party to or otherwise an interested party with respect to any contract, agreement, arrangement or understanding with the Company or any Subsidiary other than agreements for the issuance of stock options to any such Person or Optionholder.

      (m)    Contracts.

             (i) Except as expressly contemplated by this Agreement, or as set forth in the Schedule of Exceptions, the Company and each of its Subsidiaries is not a party to, or bound by, and none of their respective assets is or will be subject to, any written or oral agreement, contract, commitment, order, license, lease or other instrument and arrangement of the types described below (the "Contracts"):

                  (A) any pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred, incentive or other compensation to employees, any other employee benefit plan, or any contract with any labor union;

                  (B) any contract for the employment or personal services of any officer, individual employee or other person or entity on a full-time, part-time, consulting, advisory or other basis or which, in any way, restricts or limits the right of the Company or any Subsidiary to terminate such contract at will;

                  (C) any loan agreement, indenture, letter of credit, security agreement, mortgage, pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money in excess of $25,000 or to the mortgaging, pledging, transferring of a security interest, or otherwise placing an Encumbrance in excess of $25,000 on any material

                                                                   Exhibit 10.14

      asset or material group of assets (whether tangible or intangible) of the Company or any Subsidiary;

                  (D) any guarantee of the payment or performance of any Person in excess of $25,000; any agreement to indemnify any Person or act as a surety for an amount in excess of $25,000; any other agreement to be contingently or secondarily liable for the obligations of any Person; or any "keep well" or similar credit support arrangements;

                  (E) any lease or agreement under which it is the lessee of or holds or operates any property, real or personal, owned by any other party requiring annual payments in excess of $25,000;

                  (F) any contract or agreement or group of related agreements with the same party or any group of affiliated parties which requires or may in the future require an aggregate payment by or to the Company or any Subsidiary in excess of $25,000;

                  (G) any contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world;

                  (H) any material licenses, licensing arrangements and other similar contracts providing in whole or in part for the use by a third party of, or limiting the use by the Company or any Subsidiary of, any Intellectual Property;

                  (I) any brokerage or finder's agreements relating to this Transaction;

                  (J) any joint venture, partnership and similar contracts involving a sharing of profits or expenses (including joint development and joint marketing contracts);

                  (K) any asset purchase agreements, stock purchase agreements and other acquisition or divestiture agreements, including any agreements relating to the sale, lease or disposal of any assets of the Company or any of its Subsidiaries for consideration in excess of $25,000 or involving continuing indemnity or other obligations;

                  (L)    any material sales agency, marketing or
      distributorship agreements;

                  (M)    any contracts which contain "take or pay" provisions;

                  (N)    [Intentionally omitted];

                                                                   Exhibit 10.14

                  (O) any contracts, agreements or arrangements regarding pre-emptive rights, rights of first refusal, put or call rights or obligations, anti-dilution rights or other restrictions on or with respect to the issuance, sale or redemption of the capital stock of the Company or any of its Subsidiaries;

                  (P) any contracts, agreements or arrangements regarding the rights, obligations, restrictions on or with respect to the voting of any of the capital stock of the Company or any of its Subsidiaries or the registration of such stock for offering to the public pursuant to the Securities Act; and/or

                  (Q) any other contract, agreement or commitment not the subject matter of clauses (A) through (P) above which is or could be reasonably expected to be material to the Company, any Subsidiary or the Business.

             (ii) Except as set forth in the Schedule of Exceptions, the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date and is not in material default under, or in material breach of, or in receipt of any claim of material default under or material breach of, any agreement to which it is a party or to which any of its assets is subject; the Company has no present expectation or intention of not fully performing, or of permitting any of its Subsidiaries not to perform fully, all such obligations; and the Company does not have any knowledge of any material breach or anticipated material breach by the other parties to any contract or commitment to which it or any of its Subsidiaries is a party or to which any of its or their assets is subject.

             (iii) To the knowledge of the Company, none of the officers of the Company or any Subsidiary is a party to any oral or written contract which prohibits, restricts or limits his or her performance of his or her duties or the fulfillment of his or her obligations as an employee and an officer of the Company or any Subsidiary.

             (iv) Each Contract is a legal, valid, binding and enforceable obligation of the Company or a Subsidiary, and to the knowledge of the Company, the other parties thereto, subject to applicable bankruptcy, insolvency, or other similar laws affecting the enforceability of creditors' rights generally and court decisions with respect thereto, and the discretion of courts in granting equitable remedies. Except as set forth in Schedule of Exceptions, no Consent of any Person is required under any Contract as a result of or in connection with the execution and delivery by the Company or any of its Subsidiaries or the performance by the Company or any of its Subsidiaries of its obligations hereunder or under any of the Other Agreements or the consummation by the Company or any of its Subsidiaries of the transactions contemplated hereby or thereby.

                                                                   Exhibit 10.14

                  (n) Governmental Consents. Except with respect to HSR Approval and the filing of the Certificate and the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, no Governmental Approvals or Consents are required to be obtained under Applicable Law or the Certificate of Incorporation and By-Laws of the Company in connection with (i) the execution, delivery or performance by the Company of this Agreement or any of the Other Agreements or the consummation of any transaction contemplated hereby or thereby, and (ii) the carrying on of the Business as it is presently carried on and is contemplated to be carried on, except as have been obtained or accomplished and except for immaterial Governmental Approvals or Consents, except as set forth on the Schedule of Exceptions. All such Governmental Approvals and Consents which are required to be obtained or made prior to the Initial Closing have been duly obtained or accomplished and are in full force and effect and the Company and its Subsidiaries are in compliance in all material respects with each such Governmental Approval and Consent.

                  (o) Officers, Employees and Labor.

                        (i) The Company and each of its Subsidiaries has complied in all material respects with all Applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, social welfare, equal opportunity and collective bargaining. The Company does not have any material labor relations problems. All the employment agreements entered into between the Company or any Subsidiary, on the one hand, and their respective employees, on the other hand, are in full force and effect.

                        (ii) The Schedule of Exceptions contains a list of all officers of the Company and each of its Subsidiaries and all other current employees and consultants whose current annual salary or rate of compensation (including bonuses, commissions and inventive compensation) is $25,000 or more, together with their current job titles or relationship to the Company or its Subsidiaries. None of the Persons referred to above, nor any other employee or consultant of the Company and its Subsidiaries, has notified the Company or such Subsidiary that such Person will cancel or otherwise terminate such Person's relationship with the Company or such Subsidiary, or is being terminated by the Company or such Subsidiary.

                        (iii) To the Company's knowledge, none of the officers or employees of the Company or any of its Subsidiaries is in breach of any covenant or agreement with any previous employer or other Person with regard to
(A) restrictions on competition with the business of such previous employer or other Person, (B) solicitation of the employees of such previous employer or other Persons, or (C) non-disclosure of the confidential or proprietary information of such previous employer or other Person.

                        (iv) Except as set forth on the Schedule of Exceptions, the Company and its Subsidiaries do not have any Benefit Plans. None of the Benefit Plans set forth in the Schedule of Exceptions constitutes a pension or retirement plan or other

                                                                   Exhibit 10.14

plan which is required to be funded under Applicable Law. The Company has delivered to the Purchasers true, correct and complete copies of all documents, summary plan descriptions, insurance contracts, third party administration contracts and all other documentation created to embody all Benefit Plans, plus descriptions of any Benefit Plans that have not been reduced to writing.

            (v) Except for required contributions for the current plan year, no material liability has been or is expected to be incurred by the Company under or pursuant to any Applicable Law relating to Benefit Plans and, to the best knowledge of the Company, no event, transaction or condition has occurred or exists that could result in any such liability to the Company or any of its Subsidiaries or, following the Closing, the Company, its Subsidiaries, the Purchasers or any such Benefit Plan.

            (vi) Except as set forth on the Schedule of Exceptions, each of the Benefit Plans listed in the Schedule of Exceptions is and has at all times been in compliance in all material respects with all applicable provisions of Applicable Laws.

            (vii) Except as specifically set forth in the Schedule of Exceptions, the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any currently planned additional or subsequent event) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of the Company or any Subsidiary.

     (p) Compliance with Laws. The Company and each of its Subsidiaries is not, in any material respects, in violation of any Applicable Laws and has not received notice of any such violation.

     (q) Intellectual Property. Except as set forth in the Schedule of Exceptions, the Company owns free and clear of all Encumbrances, or possesses and is validly licensed under, all Intellectual Property material to the operation of the Business, as conducted in the past, as presently conducted and as contemplated to be conducted. Any such licenses are in full force and effect. No past, current, or planned activity, service or product of the Company or any Subsidiary infringes or conflicts with the Intellectual Property of any third party. The Company and its Subsidiaries have taken appropriate steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of the Business. The Company owns all rights in and to any and all Intellectual Property used or planned to be used by the Company or any Subsidiary, or covering or embodied in any past, current or planned activity, service or product of the Company or any Subsidiary, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by the Company or any Subsidiary. To the Company's knowledge, no former or current employee, and no former or current consultant, of the Company or any Subsidiary has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his retention by the Company or the Subsidiary which can be asserted against the Company or any Subsidiary. The Company owns, or has full and unrestricted rights to use, any and all domain names containing the word "Tutopia" (including the word "Tutopia" in combination with any non-military extension, including Tutopia.com, Tutopia.net and Tutopia.org.). The domain name Tutopia.com does not and will not receive an amount of Internet traffic intended for any website or webpage of the Company that would have a Material Adverse Effect. Except as set forth on the Schedule of Exceptions, neither the Company nor any Subsidiary has knowledge of any Intellectual Property owned by the Company or any Subsidiary and material to the operation of the Business which is the subject of any Encumbrance or other agreement granting rights therein to any third party. Except as set forth on the Schedule of Exceptions, neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of the Business, or otherwise. The Company and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard the Intellectual Property material to the Business, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed and has had executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings and registrations in connection with the foregoing. Neither the Company nor any Subsidiary has knowledge of any infringement by any third party of any Intellectual Property of the Company or any Subsidiary. There has been no judgment, decree, injunction, rule, or order rendered by any Governmental Authority, and no claim made against the Company or any Subsidiary, asserting the invalidity, abuse, misuse or unenforceability of any Intellectual Property material to the operation of the Business, or that would limit, cancel, or question the validity of, or the rights of the Company or any Subsidiary in, any Intellectual Property material to the operation of the Business.

     (r)    Environmental Matters.

            (i) The Company has complied in all material respects with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Authority, relating to any Environmental Law involving the Company or any of its Subsidiaries.

            (ii) Neither the Company, nor to the knowledge of the Company, any third party has released any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company. The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, leased, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by the Company.

                                                                   Exhibit 10.14

               (iii) The Company is not aware of any environmental reports, investigations and audits (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Authority or other third party) issued or conducted during the five years preceding the date hereof relating to premises currently or previously owned, leased or operated by the Company or any of its Subsidiaries.

          (s) Certain Practices. Neither the Company nor any Subsidiary (nor any constituent corporation of any merger of which the Company or any Subsidiary is a surviving corporation, or other Person of which the Company or any Subsidiary is the surviving corporation) nor any of their respective officers, employees, directors, representatives or agents has, since the inception of the Business by the Company or any of its Subsidiaries (or their predecessors): (i) taken any action in furtherance of any boycott not sanctioned by the United States; (ii) entered into any contract or agreement to conduct any transaction with any Governmental Authority, agent, representative or resident of, or any Person based or resident in, any of the following countries: Angola (UNITA); Burma (Myanmar); Cuba; Iran; Iraq; Libya; North Korea; Sudan; Syria; and the Federal Republic of Yugoslavia (Serbia and Montenegro); or (iii) knowingly offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments under Applicable Laws, or (B) any payments or other inducements (whether or not unlawful), to any government official, including any official of an entity owned or controlled by a government, political party or official thereof or any candidate for political office, with the intent or purpose of: (1) influencing any act or decision of such official in his official capacity; (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official; (3) receiving an improper advantage; or (4) inducing such official to use his influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority; in order to assist the Company or any Subsidiary in obtaining or retaining business for or with, or directing business to, any person.

          (t) Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company or any of its Affiliates in connection with the offering of the Series A Preferred Stock or the negotiation or consummation of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby. All such negotiations or the consummation of this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby will not give rise to any valid claim against the Company, any Subsidiary or any of the Purchasers for any brokerage or finder's commission, fee or similar compensation.

          (u) No Undisclosed Liabilities. Except as set forth in the Schedule of Exceptions or in the Financial Statements, neither the Company nor any Subsidiary has any liabilities, obligations, claims, commitments or debts of any nature, whether known or unknown, whether due or becoming due, or asserted or unasserted (whether fixed, accrued, absolute, contingent, secured or otherwise). The Schedule of Exceptions sets forth a true and complete schedule of accrued liabilities and future payments due with respect to any

                                                                   Exhibit 10.14

acquisitions by the Company or any Subsidiary of any equity securities or assets of any Person.

          (v) Disclosure. This Agreement (including the Schedules and Exhibits hereto) does not contain any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, there are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been set forth in this Agreement (including the Schedule of Exceptions).

          (w) Financial Statements. The Company has provided the Purchasers with
(A) the consolidated unaudited balance sheet of the Company and its Subsidiaries at June 30, 2000, together with the related unaudited consolidated income and cash flow statements for the twelve (12) month period then ended and (B) the financial projections of the Company and its Subsidiaries for the period from July 1, 2000 through August 31, 2001, copies of which are attached hereto as
Exhibit I hereto (together, the "Financial Statements"). The Financial Statements (excluding any projections) fairly present the true, complete and correct financial position, results of operation and statements of cash flow of the Company and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated therein and have been prepared in accordance with GAAP (except as otherwise indicated therein), subject to customary year-end adjustments and without notes. The financial projections referred to in clause
(B) above have been prepared in good faith based upon the Company's books and records and assumptions, which the Company believes are reasonable as of the date of this Agreement.

          (x) Availability and Transfer of Foreign Currency. All requisite foreign exchange control approvals and other authorizations, if any, by any Governmental Authority have been validly obtained and are in full force and effect to assure: (a) the ability of the Company and its Subsidiaries to make any and all payments necessary to (i) each Purchaser for dividend payments on the Common Stock and the Series A Preferred Stock, or (ii) any other party in order to conduct the Business; (b) the ability of the Company's Subsidiaries to make any and all payments of dividends and other distributions to the Company and any and all other intercompany payments to or from the Company; and (c) the availability of dollars to enable each Purchaser to convert its investment to dollars, if necessary, if such Purchaser liquidates its investment in the Series A Preferred Stock or the Common Stock.

          (y) Absence of Changes. Except as set forth in the Schedule of Exceptions, since the inception of the Company, neither the Company nor any of its Subsidiaries has:

               (i)  suffered any Material Adverse Effect;

                                                                   Exhibit 10.14

               (ii) incurred, assumed, guaranteed or discharged any debt, claim, commitment, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due (including any indebtedness for borrowed money), in excess of $25,000, individually or in the aggregate;

               (iii) mortgaged, pledged or subjected to any other Encumbrance, any property, business or assets, tangible or intangible;

               (iv) sold, transferred, leased to others or otherwise disposed of any of the assets of the Business, in excess of $25,000, individually or in the aggregate, or canceled or compromised any debt, claim, commitment, liability or obligation, or waived or released any right of substantial value, involving an amount in excess of $25,000, individually or in the aggregate;

               (v) received any written notice of termination of any Contract with required payments thereunder in excess of $25,000;

               (vi) suffered any damage, destruction or loss (whether or not covered by insurance) to property, in excess of $25,000, individually or in the aggregate;

               (vii) transferred or granted any rights under, or entered into any settlement regarding the breach, misappropriation, infringement or violation of, any Intellectual Property, or modified any existing rights with respect thereto in a manner involving payments by or to the Business in excess of $25,000, individually or $25,000 in the aggregate;

               (viii) with respect to amounts in excess of $25,000 per year, made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or made any enforceable oral promise to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any employee, distributor or agent;

               (ix) made any change in its accounting, auditing or tax methods, practices or principles, except after the date hereof as required by Applicable Law;

               (x) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material and adverse change in its relations with its employees, distributors, agents, customers or suppliers;

               (xi) entered into any Contract, involving an amount per year in excess of $25,000, individually or in the aggregate, or paid or agreed to pay any brokerage or finder's fee, or incurred any severance pay obligations by reason of, this Agreement or any of the transactions contemplated hereby;

                                                                   Exhibit 10.14

               (xii) made any grant of credit to any customer or distributor on terms or in amounts materially more favorable than had been extended to that customer or distributor in the past; or

               (xiii) taken any action or omitted to take any action that has resulted or could reasonably be expected to result in the occurrence of any of the foregoing.

          (z) Real Property Holding Company. The Company is not a real property holding company within the meaning of Section 897(c)(2) of the United States Internal Revenue Code of 1986, as amended.

          (aa) Investment Company Act. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

          (bb) Subchapter S. The Company has not elected to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the United States Internal Revenue Code of 1986, as amended.

          (cc) State Takeover Statutes. The Board of Directors of the Company has approved this Agreement, the Other Agreements and the transactions contemplated hereby and thereby and the provisions of any "fair price," "moratorium," "control share," "interested stockholders," "affiliated transaction" or other antitakeover statute or regulation, and any antitakeover or other similar restrictive provisions of the Company's Certificate of Incorporation, as amended, are not applicable to the transactions contemplated by this Agreement or Other Agreements.

          (dd) Funded Indebtedness. Neither the Company nor any Subsidiary is obligated with respect to any Funded Indebtedness, except as set forth in the Schedule of Exceptions.

          (ee) Business Operations. Immediately following the Initial Closing, the Company and its Subsidiaries will own, have a leasehold interest in or have license to use all of the assets, properties and rights necessary to enable it to operate their business in the same manner as currently operated.

     4. Representations and Warranties of the Purchasers. Each Purchaser severally (and not jointly) represents and warrants to the Company that:

          (a) Investment Intent. The shares of Series A Preferred Stock and the related Conversion Shares to be purchased by and issued to the Purchaser pursuant to this Agreement are being acquired by the Purchaser solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of them.

                                                                   Exhibit 10.14

          (b) Sophistication. Such Purchaser is able to bear the economic risk of an investment in shares of the Series A Preferred Stock to be purchased by it pursuant to this Agreement and the related Conversion Shares and can afford to sustain a total loss of such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of its respective shares of Series A Preferred Stock and the related Conversion Shares.

          (c) Illiquidity. Such Purchaser understands that there is no public market for the shares of Series A Preferred Stock to be purchased by it and the related Conversion Shares and that there may never be a public market for such stock, and that even if a market develops for such stock such Purchaser may have to bear the risk of its investment in such stock for a substantial period of time.

          (d) Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Purchaser has received such information as it considers necessary or appropriate for deciding whether to purchase its respective shares of Series A Preferred Stock and the related Conversion Shares.

          (e) Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Purchaser in connection with the transactions contemplated by this Agreement or the Other Agreements.

          (f) Organization and Good Standing. With respect to any Purchaser which is an entity, such Purchaser is duly organized and validly existing under and by virtue of the laws of its state or country of incorporation and is in good standing under such laws (to the extent the concept of good standing is recognized under the laws of such jurisdictions).

          (g) Requisite Power and Authority. Such Purchaser has all necessary power and authority to execute and deliver this Agreement and the Other Agreements to which it is a party and to carry out their provisions. This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes, and each of the Other Agreements to which such Purchaser is a party when executed and delivered by such Purchaser will constitute, the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, or other similar laws affecting the enforceability of creditors' rights generally and court decisions with respect thereto, and the discretion of courts in granting equitable remedies.

          (h) No Conflict. The execution and delivery by each Purchaser of this Agreement and the consummation of the transactions contemplated hereby by each Purchaser will not result in any violation of or default under, Applicable Law or any provision of the organizational documents of such Purchaser, any contract to which such

                                                                   Exhibit 10.14

Purchaser is a party or any applicable law, rule or regulation, which violation or default (other than of or under organizational documents) could reasonably be expected to (i) affect the validity of this Agreement or any agreement entered into pursuant hereto, (ii) affect in any material respect any action taken or to be taken by such Purchaser pursuant to this Agreement or any agreement entered into pursuant hereto or (iii) have a material adverse effect on the properties, assets, business or operations of such Purchaser.

     5.   Covenants.
          ---------

          (a) Pre-Closing Actions. As promptly as practicable, each of the parties to this Agreement will: (i) use commercially reasonable efforts to take all actions required of such party to do all other things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby by the date of the Closing, (ii) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such party pursuant to Applicable Law in connection with this Agreement, the issuance of the shares of Series A Preferred Stock pursuant hereto and the consummation of the other transactions contemplated hereby and by the Other Agreements; (iii) use all reasonable efforts to obtain, or cause to be obtained, all Consents (including all Governmental Approvals and any Consents required under any contract) necessary to be obtained by such party in order to consummate the transactions contemplated pursuant to this Agreement and the Other Agreements; and (iv) coordinate and cooperate with the other parties in exchanging such information and supplying such assistance as may be reasonably requested by the other parties in connection with any filings and other actions to be made or taken in order to consummate the transactions contemplated pursuant to this Agreement and by the Other Agreements.

          (b) Conduct of Business. Except as otherwise permitted by this Agreement or with the written consent of UBS, from the date hereof to the Initial Closing, the Company shall and shall cause each of its Subsidiaries to:

               (i) carry on the Business in the ordinary course, consistent with past practice and in substantially the same manner as heretofore conducted and, use commercially reasonable steps to preserve its relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries;

               (ii) not create, issue or sell any securities, or grant or otherwise issue any options or purchase rights with respect thereto (other than options or purchase rights provided for in a Contract described on the Schedule of Contracts), or enter into any contract or commitment to do any of the foregoing;

               (iii) not repay or prepay any liability or obligation in excess of $25,000 in the aggregate prior to its stated maturity;

                                                                   Exhibit 10.14

               (iv) not declare or make any dividend, payment or distribution to its shareholders or purchase, retire, acquire or redeem any shares of its capital stock or other securities;

               (v) not mortgage, pledge or subject to lien or any other Encumbrance (other than any immaterial workmen's, repairmen's, warehousemen's and carrier's liens arising in the ordinary course of business) any of its material assets, tangible or intangible;

               (vi) not sell, assign, license, transfer or otherwise dispose of any of its assets having a fair market value of at least $25,000, individually or in the aggregate, or incur any liabilities or obligations (including liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of $25,000, individually or in the aggregate;

               (vii) not grant (or commit to grant) any increase in compensation (including incentive or bonus compensation) to any officer or any general increase in compensation (including incentive or bonus compensation) to its employees other than, in each case, normal merit and cost-of-living increases, or enter into any new, or amend or alter (or commit to enter into, amend or alter) in any material respect any existing, employment or consulting agreements or any Benefit Plan or collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits), trust agreement or similar arrangement adopted by it with respect to its own employees;

               (viii) not amend its certificate of incorporation and by-laws (or equivalent documents in its jurisdiction of organization) except as provided herein or as required by Applicable Law;

               (ix) not merge or consolidate with or into any other Person; or make any acquisition of all or substantially all of the stock, assets or business of any other Person;

               (x) maintain in full force and effect existing insurance to the extent available on commercially reasonable terms;

               (xi) not make any capital expenditure or capital expenditure commitment (other than in an emergency) in excess of $25,000 in the aggregate;

               (xii) other than as may be reasonably required to consummate the transactions contemplated hereby, not make any modifications of or changes in or terminate any existing Contract set forth on the Schedule of Contracts;

               (xiii) not incur any debt or liability in excess of $25,000 in the aggregate; or

                                                                   Exhibit 10.14

               (xiv) except as expressly required by this Agreement, enter into or assume any material contract, agreement, obligation, lease, license or commitment which involves an aggregate monetary commitment or exposure for all such contracts in excess of $25,000.

          (c) Access and Cooperation. Between the date hereof and the Initial Closing, the Company shall afford UBS and its officers, employees, counsel, accountants and other authorized representatives access to all of the Company's sites, properties, books and records and will furnish UBS with such additional financial and operating data and other information as to the Business and properties of the Company as UBS may from time to time request. The Company will cooperate with UBS, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. Neither the Company nor UBS will use any information obtained pursuant to this Section 5(c) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement or the Business and, if this Agreement is terminated, each party will hold all information and documents obtained pursuant to this paragraph in confidence unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel that any such information or document is required by Applicable Law to be disclosed, and in the event of the termination of this Agreement, such party will, upon request by the other, deliver to the other all documents so obtained by it or destroy such documents.

          (d) Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company and UBS have filed notifications resulting in the early termination of the waiting period under and in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Approval"), in connection with the consummation of the sale of the Shares to UBS contemplated herein. The parties shall promptly respond to any further inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with such filings. The costs and expenses thereof (including filing fees) shall be borne by IFX.

          (e) No Solicitation. Except as otherwise expressly authorized in this Agreement, from the date hereof to the Initial Closing, the Company and its Subsidiaries shall (and shall cause their respective employees, directors, agents and Affiliates to) immediately suspend any existing negotiations or discussions relating to any sale or other transfer of actual or beneficial ownership of the Company, any shares of capital stock of the Company or any Subsidiary, the Business or any of the Company's or any Subsidiary's assets (other than in the ordinary course of business) (collectively, a "Transaction"), and the Company and its Subsidiaries shall not, and shall cause their respective employees, directors, agents and Affiliates to not, (i) solicit any proposals or offers relating to a Transaction or (ii) negotiate or discuss with any third party concerning any proposal or offer for a Transaction, except as required by Applicable Law.

                                                                   Exhibit 10.14

     (f) Books and Records. The Company shall, and shall cause each Subsidiary to, maintain books and records accurately disclosing all payments made.

     (g) Post-Closing Covenants. Until the consummation of a Qualified Public Offering, the Company will deliver to each holder of at least 10% of the shares of Common Stock on a Fully Diluted Basis shares of Series A Preferred Stock and/or Conversion Shares (as adjusted for stock splits, dividends,combinations and the like):

          (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statements of consolidated income, stockholders' equity and changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case (after the first full fiscal year of the Company) in comparative form the figures for the previous year which shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and reported on without any qualification as to the scope of the audit by independent certified public accountants of nationally recognized standing;

          (ii) as soon as available but in any event within thirty (30) days after the end of each calendar month of the Company such monthly reports as are presented to management of the Company or any of its Subsidiaries;

          (iii) No later than thirty (30) days prior to the start of each fiscal year, an annual business plan setting forth the anticipated strategic business activities and goals of the Company and its Subsidiaries, including an expected annual budget and operating plan (containing projections of operating results) for the Company and its Subsidiaries;

          (iv) as soon as available, but in any event within forty-five (45) days after the end of each semi-annual fiscal period of the Company, an update to the monthly projections contained in the annual budget, operating plan and business plan furnished by the Company to the Purchasers pursuant to subsection
(iii) above;

          (v) promptly upon receipt thereof, copies of all final reports submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or of any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (vi) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to all of its securityholders in their capacity as such or by any Subsidiary of the Company to its securityholders, other than the Company and of all

                                                                   Exhibit 10.14


regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any Governmental Authority succeeding to any of its functions;

          (vii) as soon as available, but in any event within thirty (30) days after the end of each month and within ten (10) days prior to each regularly scheduled meeting of the Board of Directors of the Company, a narrative report prepared by the Chief Operating Officer of the Company detailing the activities, business developments, operating results and marketing efforts of the Company and its Subsidiaries since the date of the previous such report delivered by the Company pursuant to this subsection (vii); and

          (viii) such other information reasonably requested by such Purchaser.

      (h) Inspection Rights. Until the consummation of a Qualified Public
Offer, each holder of at least 10% of the shares of Common Stock on a Fully Diluted Basis shares of Series A Preferred Stock and/or Conversion Shares shall have the right, upon reasonable notice, to visit and inspect any of the properties of the Company or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its directors, officers and employees, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the recipient of such information executes a nondisclosure agreement in a form reasonably acceptable to the Company.

      (i) Covenant Not to Compete. In furtherance of the sale to Purchasers of the Shares, IFX shall not, and IFX shall cause each of its Affiliates (whether existing as of the date hereof or in the future) not to, directly or indirectly, through equity ownership or otherwise, for themselves or any other Person, engage in the business of providing free ISP services, provide consulting services to any entity whose primary business consists of providing free ISP services, or otherwise compete with the Company or any of its Subsidiaries in providing free ISP services in Latin America ("Covenant Not to Compete") for a period of time equal to the term of the Dial Access Agreement (including any extensions thereof, if any) plus one (1) year, but in no event shall the term of the foregoing Covenant Not to Compete be less than three (3) years from the date of the Closing. Anything herein to the contrary notwithstanding, IFX and its Affiliates shall not be prohibited from (i) offering network service/wholesale Internet connection service to other free ISP businesses on a commercial basis,
(ii) maintaining its current ownership interest in YUPI Internet Inc., e-Pagos and Centronet.com, or (iii) maintaining its current ownership interest in IFX Facilito, Inc. ("Facilito"), provided that Facilito does not engage in the business of providing Internet access to subscribers without such subscribers paying a fee for such access. Nothing herein shall be construed to prevent IFX or its Affiliates from owning, as an investment, up to 5% of a class of equity or debt securities issued by any competitor (or an entity which controls a competitor) of the Company that is publicly traded and registered under Section 12 of the Securities Exchange Act of 1934, as amended, or publicly traded on any foreign securities exchange. The parties agree that the covenants included in this Section 5(i) are, taken as a whole, reasonable in their geographic scope and their duration, and no party shall raise any issue of the reasonableness of the scope or duration of the covenants in any proceeding to enforce any such covenants. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this paragraph, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

               (j) Stockholder Solicitation. On the date hereof, the Company shall provide proper notice pursuant to the Existing Stockholders Agreement to its stockholders party thereto regarding such stockholders' preemptive right to purchase Shares under, and as a result of the transactions contemplated by, this Agreement and soliciting each such stockholder's agreement to enter into the Restated Stockholders Agreement. The Company shall use its reasonable best efforts to obtain each such stockholder's execution and delivery of the Restated Stockholders Agreement during the Stockholder Solicitation Period. All documents delivered to such stockholders shall be subject to the prior review and approval (not to be unreasonably withheld) of UBS.

               (k) Stock Option Agreements. All options listed in the Schedule of Exceptions will be evidenced by Stock Option Agreements.

               (l)    Funded Indebtedness.

               (i) Immediately prior to the Initial Closing, IFX shall contribute to LGI and LGI shall in turn contribute to the Company all of the receivables relating to any Funded Indebtedness owed to IFX or any Subsidiary of IFX by the Company or any Subsidiary of the Company, excluding Permitted Indebtedness contemplated by paragraph (ii) below.

               (ii) At the Initial Closing, IFX and LGI shall cause the Company and its Subsidiaries not to have any Funded Indebtedness (other than any inter-company indebtedness among the Company and its Subsidiaries) in excess of $2 million, in the aggregate, which indebtedness shall consist of only third party ordinary course accounts payable ("Permitted Indebtedness"). To the extent that ordinary course accounts payable as of the Initial Closing are in an amount less than $2 million, then, upon receipt of satisfactory documentation of the payment of accounts payable constituting all or a portion of such difference by LGI or IFX, the Company shall reimburse IFX and/or LGI, as the case may be, for the cost thereof, within five (5) business days of the presentation of such receipts to the Company. Any amount owed to IFX or any Subsidiary thereof (other than the Company or any Subsidiary of the Company) in excess of Permitted Indebtedness shall be deemed cancelled immediately upon contribution to the Company as contemplated by paragraph (i) above.

                                                                   Exhibit 10.14

               (m) The Company shall use its reasonable best efforts to submit the Stock Option Plan, as amended to the date of submission, for approval by the Company's stockholders within thirty (30) days of the Initial Closing. In connection therewith, LGI and each of the Purchasers, in their capacity as stockholders of the Company, hereby covenants and agrees to vote in favor of the adoption of the Stock Option Plan, as so amended. The foregoing shall only apply to the extent that the Stock Option Plan can be approved by written consent of stockholders and the Company shall be under no obligation to call a meeting of stockholders. Further, the foregoing shall in no way limit the Company's ability to amend the Stock Option Plan in accordance with the terms and provisions thereof governing amendment.

               6. Conditions to Obligations of the Purchasers. The obligation of each of the Purchasers to purchase and pay for the Series A Preferred Stock which it has agreed to purchase at Closing and the other obligations of each of the Purchasers under this Agreement are subject to the fulfillment at or prior to such Closing of the following conditions, any of which may be waived in writing in whole or in part by such Purchaser:

               (a) Representations and Warranties. At the Initial Closing each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall be true and correct in all respects and each such representation and warranty that is not so qualified shall be true and correct in all material respects in each case on the date hereof and at and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made at and as of the Initial Closing (except to the extent such representation and warranty relates to a specific date).

               (b) Performance . The Company and each of its Subsidiaries shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Initial Closing.

               (c) Absence of Litigation . (i) The consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; (ii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby and no Action with respect to the application of any such Applicable Law to such effect shall be pending or threatened; and (iii) no Action shall be pending or shall have been threatened which seeks to impose liability upon any of the Purchasers or the Company by reason of the consummation of the transactions contemplated by this Agreement.

               (d) Opinion of Counsel to the Company and Subsidiaries . The Purchasers shall each have received the written opinion of counsel for the Company, in form and substance satisfactory to the Purchasers dated and delivered as of the date of the Initial Closing, substantially identical in form and substance to Exhibit D hereto.

                                                                   Exhibit 10.14

               (e) Consents . The Company shall have obtained any and all material Consents and Governmental Approvals set forth in the Schedule of Exceptions, and shall have made any and all filings and declarations necessary or appropriate (A) for the consummation of the transactions contemplated by this Agreement and the Other Agreements, (B) pursuant to Applicable Law, and (C) pursuant to Contracts applicable to the Company in connection with the transactions contemplated by this Agreement and the Other Agreements.

               (f) Assignment of Intellectual Property . All the Intellectual Property set forth in Section 3(q) of the Schedule of Exceptions, except for items in Section 3(ee) and except for rights of Spinway, Inc. referred to herein, shall have been assigned or licensed, as applicable, to the Company pursuant to instruments in form and substance satisfactory to the Purchasers, and the written Consent of any third party necessary for any such assignment or license shall have been obtained.

               (g) Contemporaneous Transactions . Prior to or contemporaneously with the Closing:

               (i) The Stockholder Solicitation Period with respect to the issuance of Series A Preferred Stock hereunder shall have expired and the Restated Stockholders Agreement shall have been executed and delivered by the Company, Latin Guide, Inc., each Purchaser and each other stockholder of the Company, other than holders of up to 86,000 shares of Class B Common Stock.

               (ii) (A) The Company shall have sold to each Purchaser, and each of the Purchasers shall have purchased, the shares of Series A Preferred Stock to be purchased at such Closing by such Purchaser under this Agreement, and (B) the Company shall have delivered to each Purchaser certificates representing such shares of Series A Preferred Stock, each registered in the name of such Purchaser or the name of its nominee(s).

               (iii) The Restated Certificate of Incorporation shall have been duly filed with the Secretary of State of the State of Delaware. The Restated Certificate of Incorporation shall be in full force and effect as of the Initial Closing and shall not have been amended or modified, except by reason of the filing of the Certificate.

               (iv) The Restated By-Laws shall have been duly adopted by all necessary corporate action on the part of the Company. The Restated By-Laws shall be in full force and effect as of the Initial Closing and shall not have been amended or modified.

               (v) The Certificate shall have been duly filed with the Secretary of State of the State of Delaware. The Certificate shall be in full force and effect as of such Closing and shall not have been amended or modified.

                                                                   Exhibit 10.14

            (vi) The Inter-Company Services Agreement and Dial Access Agreement between the Company and IFX shall have been executed and be in full force and effect as of the Initial Closing and shall not have been amended or modified.

            (vii) The Company shall have adopted the Stock Option Plan. The Option Plan shall be in full force and effect as of the Initial Closing and shall not have been amended or modified.

            (viii) The Company and Jak Burzstyn shall have entered into the Employment Agreement Amendment and Waiver. The Employment Agreement Amendment and Waiver shall be in full force and effect as of the Initial Closing and shall not have been amended or modified.

      (h) Closing Papers. The Company shall have delivered to each of the Purchasers all of the following:

            (i) a certificate signed by the President and Chief Executive Officer of the Company, dated as of the Initial Closing, stating that (A) the person signing such certificate has made or has caused to be made such investigations as are necessary to permit him to certify the accuracy of the information set forth therein, (B) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading, and (C) the other conditions specified in this
Section 6 have been satisfied;

            (ii) copies (certified by the President, Secretary or Assistant Secretary of the Company or, if required under Applicable Law, the applicable Governmental Authority) of the resolutions duly adopted by the Board of Directors of the Company authorizing the adoption of the Certificate and authorizing the execution, delivery and performance of this Agreement, the Other Agreements and all other agreements referred to in this Agreement as being executed at or prior to the Initial Closing;

            (iii) copies (certified by the Secretary or Assistant Secretary of the Company) of the Certificate of Incorporation and Bylaws (or equivalent documents) of the Company and each of the Subsidiaries, in each case as amended through the date of the Initial Closing; and

            (iv) such other documents relating to the transactions contemplated by this Agreement as any Purchaser may reasonably request.

            (i) Absence of Material Adverse Effect. No event or series of events shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

            (j) Proceeding. All corporate and other proceedings of the Company taken or to be taken in connection with the transactions contemplated hereby and by the

                                                                   Exhibit 10.14

Other Agreements to be consummated at the applicable Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser.

          (k) Legends. Each stock certificate issued by the Company to stockholders party to the Restated Stockholders Agreement on or prior to the date of the applicable Closing shall have been stamped or otherwise imprinted with a legend in substantially the form provided in Section 8.1 of the Restated Stockholders Agreement.

          (l) Private Equity Fee. At the applicable Closing, the Company shall have paid UBS Capital Americas III, L.P., a private equity fee of 3% of the purchase price of the Shares, if any, purchased by UBS at such Closing.

      7. Conditions to the Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment on or prior to the date of the applicable Closing of the following conditions, any of which may be waived in writing, in whole or in part, by the Company:

          (a) Representations and Warranties. On the date of the applicable Closing, each of the representations and warranties of the Purchasers purchasing Shares at such Closing set forth in this Agreement shall be true and correct in all respects on the date hereof and at and as of the date of such Closing with the same effect as though such representations and warranties had been made at and as of the date of such Closing (except to the extent such representation and warranty relates to a specific date).

          (b) Performance. The Purchasers purchasing Shares at such Closing shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed by or complied with by them prior to such Closing.

          (c) Payment. With respect to any Closing, each Purchaser obligated to purchase Shares at such Closing shall have delivered the purchase price for such Shares.

          (d) Absence of Litigation. (i) The consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by Applicable Law, including any order, injunction, decree or judgment of any court or Governmental Authority; and (ii) no court or other Governmental Authority shall have determined that any Applicable Law makes illegal the consummation of the transactions contemplated hereby and no Action with respect to the application of any such Applicable Law to such effect shall be pending or threatened.

      Notwithstanding any other provisions hereof, in the event that any of the conditions set forth in this Section 7 as they relate to any Purchaser are not satisfied at the applicable Closing, the Company shall not be relieved of its obligations hereunder with respect to each other Purchaser.

                                                                   Exhibit 10.14

      8. Survival. The representations and warranties of the Company set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(h), 3(j), 3(o), 3(q), 3(t), 3(u) and
3(y) shall survive the Closing indefinitely. All other representations and warranties of the Company contained herein shall expire at the second anniversary of the Initial Closing. The representations and warranties of the Purchasers contained herein shall survive the applicable Closing indefinitely. All covenants and agreements contained herein shall survive the Closing indefinitely.

      9. Termination. This Agreement may be terminated:

          (a) by mutual written consent of all of the parties hereto; or

          (b) by any of the Purchasers (with respect to its rights and obligations only and not those of any other Purchaser) by written notice to the Company if any of the conditions to the Initial Closing set forth in Section 6 shall not have been fulfilled by 5:00 p.m. New York time on September 15, 2000 unless such failure shall be due to the failure of such Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to such Closing.

      10. Effect of Termination. If this Agreement is terminated pursuant to the provisions of Section 9, then this Agreement shall become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, consultants, agents, representatives, advisers, stockholders or Affiliates except for any liability resulting from such party's breach or default under this Agreement.

      11. Miscellaneous Provisions.

          (a) Acknowledgment. Each Purchaser acknowledges and agrees that it has, independently and without reliance upon any other Purchaser, made its own evaluation and decision to purchase the Series A Preferred Stock to be purchased by it pursuant to this Agreement. Each Purchaser further acknowledges that no other Purchaser has acted as an agent for such Purchaser or the Company in connection with the purchase of the shares of Series A Preferred Stock hereunder and will not be acting as an agent for such Purchaser in connection with monitoring its investment hereunder.

          (b) Notices. All notices, requests, demands, approvals, consents, waivers or other communications required or permitted to be given hereunder (each, a "Notice") shall be in writing and shall be (a) personally delivered,
(b) transmitted by telecopy facsimile, provided that the original copy thereof also is sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail (to any United States address), or by an internationally recognized express delivery service (to any foreign address), (c) sent by first class, registered or certified mail (return receipt requested) or by next-day or overnight mail (to any United States address), postage

                                                                   Exhibit 10.14

and charges prepaid, or (d) delivered by an internationally recognized express delivery service (to any foreign address), postage and charges prepaid:

               (i) if to any Purchaser, at the address and numbers set forth at the end of this Agreement, marked for attention as therein indicated;

               (ii) if to IFX, Latin Guide or the Company, to:

                    IFX Corporation
                    707 Skokie Boulevard
                    Suite 580
                    Northbrook, Illinois 60062
                    Attention: Chief Executive Officer
                    Telephone Number: 847-412-9411
                    Telecopy Number: 305-574-7867

                    with a copy to:

                    Neal, Gerber & Eisenberg
                    Two North LaSalle Street
                    Chicago, Illinois  60602
                    Attention:  Scott J. Bakal, Esq.
                    Telephone Number:  312-269-8000
                    Telecopy Number:  312-269-1747

or, in each case, at such other address and numbers as may have been furnished in a Notice by such Person to the other parties. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).

          (c) Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall, to the extent permitted by Applicable Law, not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the

                                                                   Exhibit 10.14

documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in
Section 11(b) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (e) Publicity. Except as required by Applicable Law or the requirements of any securities exchange or market (in which case the nature of the announcement shall be described to the other parties (and the other parties shall be allowed reasonable time to comment) prior to dissemination to the public), no party shall make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

          (f) Captions and Section Headings. Captions or section headings contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (g) Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with), (i) prior to the Initial Closing, the prior written consent of the Company and each Purchaser party hereto, and (ii) after the Initial Closing, the Purchasers holding a majority of the shares of Series A Preferred Stock and/or Conversion Shares then outstanding; provided, however, that any amendment or waiver which would adversely affect any party hereto in a manner which is different from the manner the other parties hereto are affected shall also require the prior written consent of such party; provided further, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein.

          (h) Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. This Agreement may not be assigned (by operation of law, contract or otherwise) by any party hereto; provided, however, that after the applicable Closing, each Purchaser may assign or otherwise transfer its rights and obligations hereunder to: (i) any Person who acquires shares of Series A Preferred Stock from any Purchaser or any successor or assign of any

                                                                   Exhibit 10.14

Purchaser, to the extent permitted by the Restated Stockholders Agreement; or
(ii) any successor-in-interest to substantially all of such Purchaser's or successor's or assign's business (whether by stock sale, asset sale or otherwise).

          (i) Expenses. The Company agrees to pay the reasonable fees and reimburse the reasonable out-of-pocket expenses, including legal and accounting fees and expenses, of UBS, upon receipt of the bill therefor, in connection with the transactions contemplated by this Agreement and the Other Agreements. The Company agrees to reimburse reasonable travel and lodging expenses of the Purchasers' representatives on the Board of Directors in connection with the attendance of such representatives at meetings of the Board of Directors of the Company and other visits to the Company associated with exercising or fulfilling any of its rights or obligations under this Agreement or the Other Agreements.

          (j) Entire Agreement. This Agreement (including the attached Exhibits and Schedules) contains the entire agreement and understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

          (k) Exhibits. The Exhibits and Schedules attached to this Agreement hereby are incorporated into and made a part of this Agreement.

          (l) Further Assurances. Each party shall cooperate and take such actions as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the Other Agreements and the transactions contemplated hereby and thereby.

          (m) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (n) Attorneys' Fees. If any party initiates any legal action arising out of or in connection with this Agreement or any of the Other Agreements, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

          (o) Disclosure Generally. The Schedule of Exceptions shall be arranged in sections corresponding to the Sections contained in this Agreement, and the disclosures in any section of the Schedule of Exceptions shall qualify only (a) the corresponding section of this Agreement, and (b) other sections of Section 3 to the extent it is clear (notwithstanding the absence of a specific cross-reference) from a reading of the exception that such exception is applicable to such other sections. The inclusion of any information in the Schedules shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is material or has or would have a Material Adverse Effect, or is outside the ordinary course of business.

     12. Definitions.
         -----------

         (a) Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:

          "Action" has the meaning set forth in Section 3(g)(i).
           ------

          "Affiliate" of a specified Person shall mean (a) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, (b) in the case of a natural Person, such Person's spouse, parent or lineal descendant (whether by blood or adoption and including stepchildren), or (c) in the case of UBS, (i) any company under the direct or indirect control of UBS AG (a "UBS Group Company") and/or any partnership or unincorporated association under the direct or indirect control of any UBS Group Company which includes, without limiting the generality of the foregoing, any limited partnership the general partner of which is a UBS Group Company and any limited liability company the managing member of which is a UBS Group Company, and (ii) any alternative investment vehicle formed by either of the foregoing, or any other entity (x) in which UBS AG directly or indirectly owns at least 20% of the equity interests and (y) is advised or managed (whether pursuant to contract, as general partner, managing member or otherwise) by an entity in which UBS AG has a direct or indirect equity interest. "Control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Agreement" shall mean this Agreement (including the Schedules and Exhibits hereto), as amended, supplemented or modified from time to time in accordance with the provisions hereof.

          "Applicable Law" shall mean, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

          "Benefit Plan" shall mean any plan, agreement or arrangement, formal or informal, whether oral or written, whereby the Company or any Subsidiary provides any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any profit sharing, deferred compensation, stock option, performance stock, pension, death benefit or other fringe benefit, employee stock purchase, bonus, severance, retirement, health or insurance plan.

          "Board" shall mean the Board of Directors of the Company.

          "Business" shall mean the business of the Company and each of its Subsidiaries.

          "Certificate" has the meaning set forth in Section 1(a).

          "Closing" has the meaning set forth in Section 2(c).

          "Common Stock" has the meaning set forth in Section 3(c)(i).

          "Company" has the meaning set forth in the first paragraph hereof.

          "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

          "Contracts" has the meaning set forth in Section 3(m)(i).

          "Contracts Schedule" has the meaning set forth in Section 3(m)(i).

          "Conversion Shares" has the meaning set forth in Section 3(b)(ii).

          "Convertible Securities" shall mean (i) any rights, options or warrants issued by the Company or any of its Subsidiaries to acquire Common Stock or any capital stock of the Company or any Subsidiary, including the shares of Series A Preferred Stock to be issued hereunder, and (ii) any notes, debentures, shares of preferred stock or other securities, options, warrants or rights issued by the Company or any of its Subsidiaries, which are convertible or exercisable into, or exchangeable for, Common Stock or any capital stock of the Company or any Subsidiary.

          "Dial Access Agreement" shall mean the Dial Access Agreement to be entered into between the Company and IFX in substantially the same form as Exhibit F hereto.

          "$" or "dollars" shall mean lawful money of the United States of America.

          "Employment Agreement Amendment and Waiver" shall mean the Amendment and Waiver to Employment Agreement, of even date herewith, between the Company and Jak Burzstyn, in substantially the same form as Exhibit H hereto.

                                                                   Exhibit 10.14

          "Encumbrance" shall mean any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, limitations on voting rights, limitations on rights of ownership filed with any Governmental Authority, claim, charge, equities, mortgage, pledge, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal, right of first offer, statutory or contractual preemptive right or any comparable interest or right created by or arising under Applicable Law, of any nature whatsoever.

          "Environmental Law" shall mean any United States federal, state, local or foreign law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including, without limitation, CERCLA (as defined below), the United States federal Resource Conservation and Recovery Act of 1976 as amended (the "Recovery Act"), any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wild life, marine life and wetlands, including, without limitation, all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used herein, the terms "release" and "environment" has the meaning set forth in the United States federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

          "Existing Stockholders Agreement" has the meaning set forth in
Section 3(c)(vii).

          "Financial Statements" has the meaning set forth in Section 3(w).
           --------------------

          "Fully Diluted Basis" shall mean, when used with respect to outstanding shares of Common Stock, all shares of Common Stock which would be outstanding after giving effect to the transactions contemplated by this Agreement and assuming the exercise, conversion or exchange of all Convertible Securities.

          "Funded Indebtedness" shall mean, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others (including IFX or any subsidiary thereof), purchase money indebtedness (other than capital lease obligations), accounts payable and indebtedness evidenced by bonds, notes, debentures or other securities of the Company or any of its Subsidiaries;

                                                                   Exhibit 10.14

(ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the relevant debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course;
(iii) indebtedness of the type described in clause (i) above secured by any Encumbrances upon property owned by the Company or any of its Subsidiaries, even through such Person has not in any manner become liable for the payment of such indebtedness; (iv) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; and (v) all obligations under capital leases of the Company and its Subsidiaries which are required to be reflected as liabilities on the balance sheet of the Company by GAAP.

          "GAAP" shall mean United States generally accepted accounting principles consistently applied.

          "Governmental Approvals" shall mean any action, order, authorization, consent, approval, license, lease, waiver, franchise, concession, agreement, license, ruling, permit, tariff, rate, certification, exemption of, filing or registration by or with, or report or notice to, any Governmental Authority.

          "Governmental Authority" shall mean any nation or foreign or domestic government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization.

          "HSR Approval" has the meaning set forth in Section 5(c).

          "include", "includes", "included" and "including" shall be construed as if followed by the phrase "without being limited to."

          "Initial Closing" has the meaning set forth in Section 2(c).

          "Intellectual Property" shall mean any and all worldwide, international, U.S. and/or foreign, patents, all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, inventions (whether patentable or not), discoveries, improvements, concepts, innovations, industrial models, registered and unregistered copyrights, copyright registrations and applications, author's rights, works of authorship (including any text or artwork of any kind, and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), URLs, web sites, web pages and any part thereof, technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, proprietary processes, technology, engineering, discoveries, formulae, algorithms, operational procedures, trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

          "Inter-Company Services Agreement" shall mean the Inter-Company Services Agreement to be entered into between the Company and IFX in substantially the same form as Exhibit G hereto.

          "Material Adverse Effect" shall mean any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to (i) the Business, operations, results of operations, financial condition, prospects, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform fully its obligations hereunder and under the Other Agreements and to consummate the transactions contemplated hereby and thereby. For the purposes of this Agreement, a currency devaluation or foreign exchange restriction or other actions by any Governmental Authority limiting repatriation of capital or any other material change in the governmental or political climate of the countries in which the Company or its Subsidiaries carry out the Business shall be deemed to have a Material Adverse Effect.

          "Material Instruments" has the meaning set forth in Section 3(e).
           --------------------

          "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          "New Common Stock" has the meaning set forth in Section 3(c)(i).
           ----------------

          "Notice" has the meaning set forth in Section 11(b).
           ------

          "Other Agreements" has the meaning set forth in Section 3(b).
           ----------------

          "Permitted Indebtedness" has the meaning set forth in Section 5(l) hereof.

          "Person" or "person" shall mean any natural person, company, corporation, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any Governmental Authority.

                                                                   Exhibit 10.14

          "Preferred Stock" has the meaning set forth in Section 3(c)(i).

          "Qualified Public Offering" shall mean an underwritten public offering of shares of Common Stock of the Company in which the Company receives gross proceeds from the sale of Common Stock to the public of at least $50.00 million (before deduction of underwriter's discounts and commissions), and which values the equity of the Company at no less than $150 million pre-offering.

          "Restated By-Laws" shall mean the Amended and Restated By-Laws of the Company in substantially the same form as Exhibit N hereto.

          "Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company in substantially the same form as Exhibit J hereto, to be filed with the Secretary of State of the State of Delaware.

          "Restated Stockholders Agreement" shall mean the Amended and Restated Stockholders Agreement to be entered into among the Company and the stockholders of the Company, in substantially the same form as Exhibit E hereto.

          "Schedule of Exceptions" has the meaning set forth in the first paragraph of Section 3.

          "Schedule of Purchasers" has the meaning set forth in the first paragraph hereof.

          "SEC" shall mean the U.S. Securities and Exchange Commission or any successor agency thereto.

          "Securities Act" has the meaning set forth in Section 3(i).

          "Series A Preferred Stock" has the meaning set forth in Section 1(a).

          "Shares" has the meaning set forth in the Recitals.

          "Stock Option Agreement" shall mean the Stock Option Agreement in substantially the same form as Exhibit L hereto.

          "Stock Option Plan" shall mean the Tutopia.com, Inc. 2000 Stock Plan in substantially the same form as Exhibit K hereto.

          "Stockholder Solicitation Period" shall mean the twenty (20) day period prior to a consummation of the issuance by the Company of any equity securities (which includes the issuance of Series A Preferred Stock contemplated hereby) as required under the Existing Stockholders Agreement to notify the parties thereto of such issuance and their preemptive right to participate in such issuance, as provided in the Existing Stockholders Agreement.

                                                                   Exhibit 10.14

          "Subsequent Closing" has the meaning set forth in Section 2(c).

          "Subsidiary" shall mean any Person of which equity securities possessing a majority of (i) the ordinary voting power in electing the board of directors, or (ii) the outstanding capital stock or other equity interests, are, at the time as of which such determination is being made, owned by the Company either directly or indirectly through one or more Subsidiaries.

          "Taxes" shall mean any domestic or foreign taxes, charges, feed, levies or other assessments, including any income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, worker's compensation, payroll, health care, withholding, estimated or other taxes, charges, fees, levies or other assessments, and including any interest, penalties or additions relating thereto, imposed by any Governmental Authority or other taxing authority.

          "Transaction" has the meaning set forth in Section 5(d).

          "UBS" shall mean (i) UBS Capital Americas III, L.P., a Jersey, Channel Islands limited partnership, (ii) UBS Capital LLC, a Delaware limited liability company and (iii) any Affiliate of UBS, individually and collectively.

          (b) Other Definitional Provisions. The words "hereof", "herein", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa. Whenever a representation or warranty made by a Person herein refers to the knowledge of such Person, such knowledge shall be deemed to consist of the actual knowledge of such Person or the knowledge which would have been present after reasonable due inquiry by such Person. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, executive officer, member, partner, executor or trustee of such Person (or a Person acting in any similar capacity) has, or any time had, actual knowledge of such fact or other matter, or should have had knowledge thereof given such individual's office or capacity and given industry standards or given reasonable due inquiry by such individual.

                                                                   Exhibit 10.14

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       TUTOPIA.COM, INC.


                                       /s/ Jak Bursztyn
                                       ----------------
                                       By: Jak Bursztyn
                                       Title: President

                                       IFX CORPORATION


                                       /s/ Joel Eidelstein
                                       -------------------
                                       By: Joel Eidelstein
                                       Title: President

                                       LATIN GUIDE, INC.


                                       /s/ Michael Shalom
                                       ------------------
                                       By: Michael Shalom
                                       Title: CEO

                                                                   Exhibit 10.14

Purchaser:

     The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from the Company 6,777,645 shares of Series A Preferred Stock at the Closing.

                                       UBS CAPITAL AMERICAS III, L.P.

                                       By:  UBS Capital Americas (LA-Advisors)
                                            LLC

                                       By:  /s/ Mark O. Lama
                                            ----------------
                                            Name:  Mark O. Lama
                                            Title: Principal

                                       By: /s/ George A. Duarte
                                           --------------------
                                           Name:  George A. Duarte
                                           Title: Partner

Address:        UBS Capital Americas III, L.P.
                c/o UBS Capital Americas
                   (LA-Advisors) LLC
                299 Park Avenue
                New York, NY  10171
                Attention:  Charles W. Moore

Telephone No.:  (212) 821-6330
Telecopy No.:   (212) 821-6333

With a copy
of Notices to:  Kaye, Scholer, Fierman, Hays & Handler, LLP
                425 Park Avenue
                New York, New York 10022
                Attention: Nancy Fuchs, Esq.

Telephone No.:  (212) 836-8565
Telecopy No.:   (212) 836-7246

                                                                   Exhibit 10.14

Purchaser:

     The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from the Company 356,718 Shares of Series A Preferred Stock at the Closing.

                                       UBS CAPITAL LLC

                                       By: /s/ Mark O. Lama
                                           ----------------
                                           Name:  Mark O. Lama
                                           Title: Attorney in Fact

                                       By: /s/ George A. Duarte
                                           --------------------
                                           Name:  George A. Duarte
                                           Title: Attorney in Fact

Address:        UBS Capital LLC
                299 Park Avenue
                New York, NY  10171
                Attention:  Charles W. Moore

Telephone No.:  (212) 821-6330
Telecopy No.:   (212) 821-6333

With a copy
of Notices to:  Kaye, Scholer, Fierman, Hays & Handler, LLP
                425 Park Avenue
                New York, New York 10022
                Attention: Nancy Fuchs, Esq.

Telephone No.:  (212) 836-8565
Telecopy No.:   (212) 836-7246

                                                                   Exhibit 10.14

Purchaser:

     The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from the Company such number of shares of Series A Preferred Stock at the Closing derived from the formula set forth opposite its name on Exhibit A hereto.

                                       LSC, LLC

                                       /s/ Colleen Downes
                                           --------------
                                           Name:  Colleen Downes
                                           Title: Vice President


Address:



Telephone No.:
Telecopy No.:



With a copy
of Notices to:



Telephone No.:
Telecopy No.:

                                                                   Exhibit 10.14

Purchaser:

     The undersigned hereby executes and delivers this Agreement as of the date first above written as one of the Purchasers referred to therein for the purpose of purchasing from the Company ___________ shares of Series A Preferred Stock at the Closing.


                                       ----------------------------------------
                                       Name:



Address:



Telephone No.:
Telecopy No.:



With a copy
of Notices to:



Telephone No.:
Telecopy No.: